Exhibit 99.1

Enphase Energy Reports Financial Results for the First Quarter of 2016
PETALUMA, Calif., May 3, 2016—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company, announced today financial results for the first quarter ended March 31, 2016.
Enphase Energy reported total revenue for the first quarter of 2016 of $64.1 million. During the first quarter of 2016, Enphase sold 143MW (AC) or 611,000 microinverters. GAAP gross margin for the first quarter of 2016 was 18.3 percent and non-GAAP gross margin was 18.8 percent.
GAAP operating expenses for the first quarter of 2016 were $30.8 million and non-GAAP operating expenses were $28.1 million. GAAP operating loss for the first quarter of 2016 was $19.1 million and non-GAAP operating loss was $16.0 million. GAAP net loss for the first quarter of 2016 was $18.8 million, or a net loss of $0.41 per share. On a non-GAAP basis, net loss was $15.7 million, or a net loss of $0.34 per share.
“We are gaining market share with several new and existing customer wins in both the U.S. and international markets,” said Paul Nahi, president and CEO of Enphase Energy. “We continue to execute on our cost reduction roadmap that will significantly drive down our product costs. Also, we are making solid progress on the expansion of the Enphase Home Energy Solution with the upcoming launch of the AC Battery storage system. Together, these will drive long-term growth with new and existing partners worldwide.”
Business Outlook
“We expect revenue for the second quarter of 2016 to be within a range of 76 to 82 million dollars,” said Kris Sennesael, CFO of Enphase Energy. “At the midpoint of the range, revenue is expected to be up 23 percent sequentially and megawatt shipments are expected to be up 32 percent sequentially, demonstrating further market share gains. We expect gross margin to be within a range of 17 to 20 percent. We also expect non-GAAP operating expenses for the second quarter of 2016 to be within a range of 27 to 29 million dollars.”
Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its first quarter 2016 results and second quarter 2016 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 82977173. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 82977173 beginning approximately one hour after the call.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s future financial performance, ability to drive down costs, market demands for its microinverters and future products, competitive position and advantages of its technology. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success and pricing of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand, including distribution inventory levels, and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which will be filed with the SEC in the second quarter of 2016. All information set forth in this press release and its attachments is as of May 3, 2016. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.
About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, is leading the charge to bring smart, connected solar energy to every home, business and community. The company delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Enphase has shipped approximately 11 million microinverters, and over 460,000 Enphase residential and commercial systems have been deployed in more than 100 countries. For more information, visit www.enphase.com.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.

###
Contact
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenues	$64,121	$86,653
Cost of revenues	52,361	58,629
Gross profit	11,760	28,024
Operating expenses:
Research and development	13,066	13,430
Sales and marketing	10,215	11,937
General and administrative	7,567	8,205
Total operating expenses	30,848	33,572
Loss from operations	(19,088)	(5,548)
Other income (expense), net:
Interest expense	(152)	(78)
Other income (expense)	681	(527)
Total other income (expense), net	529	(605)
Loss before income taxes	(18,559)	(6,153)
Provision for income taxes	(236)	(167)
Net loss	$(18,795)	$(6,320)
Net loss per share, basic and diluted	$(0.41)	$(0.14)
Shares used in computing net loss per share, basic and diluted	46,209	43,950

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$13,016	$28,452
Accounts receivable, net	47,056	46,099
Inventory	45,576	40,800
Prepaid expenses and other assets	7,237	6,417
Total current assets	112,885	121,768
Property and equipment, net	32,963	32,118
Goodwill	3,745	3,745
Intangibles, net	2,036	2,220
Other assets	6,891	5,677
Total assets	$158,520	$165,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,293	$25,569
Accrued liabilities	30,078	26,364
Deferred revenues	5,575	3,915
Borrowings under revolving credit facility	20,000	17,000
Total current liabilities	79,946	72,848
Long-term liabilities:
Deferred revenues, noncurrent	27,723	25,115
Warranty obligations, noncurrent	23,008	23,475
Other liabilities	2,283	2,641
Total liabilities	132,960	124,079
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	227,832	224,732
Accumulated deficit	(201,868)	(183,073)
Accumulated other comprehensive loss	(404)	(210)
Total stockholders’ equity	25,560	41,449
Total liabilities and stockholders’ equity	$158,520	$165,528

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(18,795)	$(6,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,680	2,532
Provision for doubtful accounts	537	—
Net loss on disposal of assets	25	191
Non-cash interest expense	28	39
Stock-based compensation	2,999	2,988
Revaluation of contingent consideration liability	—	104
Changes in operating assets and liabilities:
Accounts receivable	(1,494)	(751)
Inventory	(4,776)	(13,156)
Prepaid expenses and other assets	(2,062)	(2,069)
Accounts payable, accrued and other liabilities	1,341	2,528
Deferred revenues	4,268	2,416
Net cash used in operating activities	(15,249)	(11,498)
Cash flows from investing activities:
Purchases of property and equipment	(3,348)	(3,611)
Net cash used in investing activities	(3,348)	(3,611)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	10,000	—
Payments under revolving credit facility	(7,000)	—
Payments for deferred financing costs	(55)	—
Proceeds from issuance of common stock under employee stock plans	101	677
Net cash provided by financing activities	3,046	677
Effect of exchange rate changes on cash	115	(473)
Net decrease in cash and cash equivalents	(15,436)	(14,905)
Cash and cash equivalents—Beginning of period	28,452	42,032
Cash and cash equivalents—End of period	$13,016	$27,127

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Gross profit (GAAP)	$11,760	$28,024
Stock-based compensation	307	264
Gross profit (Non-GAAP)	$12,067	$28,288

Gross margin (GAAP)	18.3%	32.3%
Stock-based compensation	0.5%	0.3%
Gross margin (Non-GAAP)	18.8%	32.6%

Operating expenses (GAAP)	$30,848	$33,572
Stock-based compensation(1)	(2,692)	(2,724)
Amortization of acquisition-related intangibles	(45)	—
Revaluation of contingent consideration liability	—	(104)
Operating expenses (Non-GAAP)	$28,111	$30,744

(1) Includes stock-based compensation as follows:
Research and development	$1,126	$1,079
Sales and marketing	612	765
General and administrative	954	880
Total	$2,692	$2,724

Loss from operations (GAAP)	$(19,088)	$(5,548)
Stock-based compensation	2,999	2,988
Amortization of acquisition-related intangibles	45	—
Revaluation of contingent consideration liability	—	104
Loss from operations (Non-GAAP)	$(16,044)	$(2,456)

Net loss (GAAP)	$(18,795)	$(6,320)
Stock-based compensation	2,999	2,988
Amortization of acquisition-related intangibles	45	—
Revaluation of contingent consideration liability	—	104
Non-cash interest expense	28	39
Net loss (Non-GAAP)	$(15,723)	$(3,189)

Net loss per share, basic and diluted (GAAP)	$(0.41)	$(0.14)
Stock-based compensation	0.07	0.07
Net loss per share, basic and diluted (Non-GAAP)	$(0.34)	$(0.07)

4